EXHIBIT 5.1

[LETTERHEAD OF RUTAN & TUCKER, LLP]

Rutan & Tucker, LLP
611 Anton Boulevard, Suite 1400
Costa Mesa, California 92626

July 27, 2007

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California  95814

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in connection with the pre-effective Amendment No. 1 to the Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”), including a prospectus (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each a “Prospectus Supplement”), which provides for the registration by the Company of:

•	shares of its common stock, $0.001 par value per share (“Common Stock”); and

•	warrants to purchase Common Stock (“Warrants”).

The Common Stock and Warrants are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at an aggregate public offering price not to exceed $250,000,000.  The Registration Statement provides that the Common Stock and Warrants may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements.

In connection with rendering this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Certificate of Incorporation, as on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); the Company’s Bylaws, as amended and restated to the date hereof, as they appear in the minute book of the Company (the “Bylaws”); and such other original instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications hereinstated, we are of the opinion that:

1.           With respect to the Common Stock, offered under the Registration Statement (the “Offered Common Stock”) provided, that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants (as defined below) in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

2.           With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided, that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefore pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

This opinion is limited to the General Corporation Law of the State of Delaware (“DGCL”), including the statutory provisions of the DGCL, all applicable provisions of the Constitution of the State of Delaware and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ RUTAN & TUCKER, LLP